UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):

September 13, 2005

ASCENDANT SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16250 Dallas Parkway, Suite 205, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945
(Registrant’s telephone number, including area code)

16250 Dallas Parkway, Suite 102, Dallas, Texas 75248
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2005, Ascendant Solutions, Inc. (the Company) borrowed $225,000 from Comerica Bank under an unsecured note payable agreement, the proceeds of which were used to fund an additional limited partnership investment in Fairways Frisco, LP (Fairways Frisco). As a result of its prior $1 million investment, the Company owned 16.26% of the limited partnership interests in Fairways Frisco prior to requests for an additional $1.35 million in limited partner capital calls from Fairways Equities, LLC, which is the general partner of Fairways Frisco. Fairways Equities, LLC is an entity controlled by Jim Leslie, the Company’s Chairman, and other shareholders of the Company. The Company was able to obtain financing from a bank to meet its pro-rata share of this additional capital request. The note payable bears interest, which is payable monthly, at the bank’s prime rate plus 1%. The note payable matures on February 1, 2006 and can be prepaid without penalty. The Company expects to repay the note payable out of its operating and investment cash flows.

As reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, the Company did not initially fund its pro-rata share of the capital call and its limited partnership interest had been reduced from 16.26% to 13.7%. As a result of this funding, the Company maintained its previous 16.26% limited partnership interest in Fairways Frisco. Although the Company was not obligated to fund its pro-rata share of the capital request for Fairways Frisco, it chose to fund and maintain its ownership interest due to the availability of financing on terms the Company believes are favorable. The Company is not obligated, nor does it expect to fund any future capital requests for Fairways Frisco. If the Company does not fund its pro-rata share of future capital requests, its Fairways Frisco limited partnership interest will be diluted by the amount of capital funded by other limited partners.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 13, 2005, the Company became obligated on a promissory note in the principal amount of $225,000. Please refer to “Item 1.01-Entry into a Material Definitive Agreement” above for further information.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.01*  Note payable dated September 13, 2005

* Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2005	ASCENDANT SOLUTIONS, INC.

	By:	/s/ David E. Bowe
David E. Bowe
President and Chief Executive Officer